Exhibit 10.13

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into as of January 2, 2002, by and between OXiGENE INC., a Delaware corporation with its principal offices at 321 Arsenal Street, Watertown, Massachusetts 02472 ("OXiGENE" or the "Company"), and JOEL-TOMAS CITRON (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Executive and OXiGENE desire to enter into an employment agreement relating to the position of Chairman of the Board of Directors of OXiGENE upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following capitalized terms used herein shall have the respective meanings set forth below. Other capitalized terms used herein are defined elsewhere in this Agreement.

     "Cause" shall mean (i) the Executive's willful and continuing breach of duty to the Company in the course of his employment hereunder, (ii) an act of fraud or theft committed by the Executive against the Company, or (iii) the Executive having been convicted by a court of competent jurisdiction of a felony, For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company and its subsidiaries. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause pursuant to Section 9 hereof unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Company's Board of Directors (the "Board") at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive, an opportunity for him, together with his counsel, to be heard before the Board and, in the case of (i) above, a reasonable opportunity to cure such breach), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

     "Closing Market Price" means, at a given time, the most recent closing price of OXiGENE common stock on the Nasdaq National Market or the then current principal exchange on which it is traded.

     "Good Reason" means the occurrence, without the Executive's express written consent, of any of the following: (i) the assignment to the Executive of any duties or responsibilities inconsistent with his status as Chairman of the Board, his removal from that position, a diminution in the nature or status of his responsibilities from those in effect immediately prior to the date hereof or the employment by the Company of an executive officer more senior to Executive; (ii) relocation of the Executive's principal place of employment by more than 5 miles from its location as of the date hereof; or (iii) a material breach of this Agreement by the Company.

     "Termination Date" means the effective date of Executive's termination of employment.

     2. Employment. The Company shall employ the Executive, and the Executive shall serve the Company, upon the terms and conditions hereinafter set forth.

     3. Duties.

     3.1 Executive shall serve in the capacity of Chairman of the Board. The Executive shall report directly to the Board only. All of the Company's officers, including the Vice-Chairman, shall report directly to the Executive except to the extent otherwise set forth in the employment agreements. During the Employment Term (as defined in Section 4 hereof), the Executive shall have the duties, responsibility, and authority necessary to maximize shareholder value, including with respect to: (i) the sale or merger of the Company (ii) the Company entering into an alliance agreement, subject to the approval of the Board or (iii) the continuation of the business of the Company, with the Company entering into Phase II clinical trials for a Combretastatin-based drug or application (the "Phase II Trials"), and the development of a plan of budgeting and financing for the Company sufficient to complete the Phase II Trials.

     3.2 Executive, so long as he is employed hereunder, (i) shall devote such amount of his professional time and attention to the services required of him as an employee of OXiGENE as the Board may from time to time deem appropriate, except as otherwise agreed and except as permitted in accordance with paid vacation time subject to OXiGENE's existing vacation policy and subject to OXiGENE's existing policies pertaining to reasonable periods of absence due to sickness, personal injury or other disability, (ii) shall use his best efforts to promote the interests of OXiGENE, and (iii) shall discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices.

     4. Term. The term of the Executive's employment under this Agreement shall commence on the date first written above, and, unless sooner terminated on an earlier date in accordance with the provisions herein provided, shall terminate on the second anniversary of such date (the "Employment Term").

     5. Base Salary; Stock; Stock Options. During the Employment Term, the Executive shall receive an annual base salary in the amount of $60,000 (the "Base Salary"), payable monthly in twelve (12) equal installments of $5,000 per month. OXiGENE shall grant to the Executive 175,000 unregistered shares that are freely saleable, subject to applicable securities laws. OXiGENE shall grant to the Executive, (1) an option to purchase 100,000 shares (the "100,000 Share Option") of common stock of OXiGENE, pursuant to the OXiGENE Inc. 1996 Stock Incentive Plan (the "Stock Plan"). Such option shall have an exercise price equal to the Closing Market Price on the date of the grant, and (2) an option to purchase 50,000 shares (the "50,000 Share Option") of common stock of OXiGENE, on the same terms as the 100,000 Share Option except as to vesting (as set forth in Section 6 hereof). Pursuant to the Stock Plan, both options expire after ten
(10) years from their date of grant. Both the 100,000 Share Option and the 50,000 Share Option may be exercised on a "cashless" basis, in accordance with the form of the Company's standard stock option agreement, a copy of which is annexed hereto.

     6. Vesting Schedule for Options. The 100,000 Share Option and the 50,000 Share Option shall vest and become exercisable upon the earlier to occur of: (i) the acquisition of all or substantially all of the assets or securities of the Company including by merger or sale in one or more related transactions; (ii) the Company entering into an alliance agreement with a pharmaceutical company, approved by the Board, following the announcement of which the Closing Market Price of the OXiGENE common stock is $4.00 or more (after adjustment for any splits), per share for either (1) twenty (20) consecutive trading days or (2) thirty (30) trading days within a consecutive forty (40) trading day period; or
(iii) the Company enters into Phase II Trials pursuant to a budget submitted to the Board by management and approved by the Board, sufficient to enable the Company to complete such trial from available funds, and after the first public announcement of the commencement of (or the intent to commence) the Phase II Trials, the Closing Market Price of the OXiGENE common stock is $4.00 or more (after adjustment for any splits), per share for either (1) twenty (20) consecutive trading days or (2) thirty (30) trading days within a consecutive forty (40) trading day period; provided, however, in the case of the 50,000 Share Option, the Closing Market Price of the common stock in Sections 6(ii) and 6(iii) shall be $5.00 (after adjustment for any splits).

     7. Benefits. Executive shall be entitled to participate in and receive benefits under any employee benefit plan, arrangement or perquisite generally made available by OXiGENE during the Employment Term to its executives, other than with respect to medical and health benefits.

     8. Business Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by him in performing services hereunder during the Employment Term; provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by OXiGENE. These expenses will include travel, lodging, meals, secretarial assistance, and $1,000.00 per month (which is being paid to executive for medical and health coverage).

     9. Termination. OXiGENE may terminate Executive's employment for Cause. The Executive may terminate the Executive's employment hereunder with thirty (30) days prior notice. If, however, the Executive terminates without Good Reason, this Employment Agreement shall terminate and all unexercised options that are or were issued in connection with this Employment Agreement (which shall be the 100,000 Share Option and the 50,000 Share Option) shall also terminate at such time. Upon such termination, Executive shall be entitled to ask for the payments, awards and benefit of any kind from OXiGENE, other than benefits which may be payable to Executives under any plan of OXiGENE which provide benefits to executive officers of OXiGENE generally for termination of employment.

     10. No Solicitation; Confidentiality; Work for Hire.

     10.1 For a period of one (1) year after the Termination Date, neither the Executive nor any Executive-Controlled Person (as defined below) will, without the prior written consent of the Board, directly or indirectly solicit for employment, or make an unsolicited recommendation to any other person that it employ or solicit for employment, any person who is or was, at any time during the nine (9) month period prior to the Termination Date, an officer, executive or key employee of OXiGENE or of any affiliate of OXiGENE. As used in this Agreement, the term "Executive-Controlled Person" shall mean any company, partnership, firm or other entity as to which Executive possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise, Notwithstanding the foregoing, this provision shall not apply to the solicitation of individuals who have, for at least one (1) year prior to the Termination Date, not been employed by OXiGENE.

     10.2 (a) Executive acknowledges that, through his status as Chairman of the Board, he has, and will have, possession of important, confidential information and knowledge as to the business of OXiGENE and its affiliates, including, but not limited to, information and knowledge related to drugs and compounds developed or under development by the Company or any of its affiliates, financial results and projections, future plans, the provisions of other important contracts entered into by OXiGENE and its affiliates, possible acquisitions and similar information. Executive agrees that all such information and knowledge constitutes a vital part of the business of OXiGENE and its affiliates and is by its nature trade secrets and confidential information proprietary to OXiGENE and its affiliates (collectively, "Confidential Information"). Executive agrees that he shall not, so long as the Company or any of its affiliates remains in existence, divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership, corporation or other entity, any knowledge or information with respect to Confidential Information directly or indirectly useful in any aspect of the business of OXiGENE or any of its affiliates. As used in the preceding sentence, "Confidential Information" shall not include any knowledge or information that; (i) is or becomes available to others, other than as a result of a breach by Executive of this Section 10.2;
(ii) was available to Executive on a nonconfidential basis prior to its disclosure to Executive through his status as an employee of OXiGENE or any affiliate; (iii) becomes available to Executive on a nonconfidential basis from a third party (other than OXiGENE, any affiliate or any of its or their representatives) who is not bound by any confidentiality obligation to OXiGENE or any affiliate; (iv) was known by the Executive prior to his employment by OXiGENE as evidenced by Executive's preexisting written records; (v) was not maintained as confidential information by OXiGENE; (vi) is otherwise information generally known or available to others within OXiGENE's industry; or (vii) is information that is legally compelled, by applicable law, to be disclosed by Executive, provided, however, that in such an event Executive shall give prompt notice to OXiGENE of such requirement so that OXIGENE may seek a protective order or other appropriate remedy.

     (b) All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Executive or made available to him relating to the business of OXiGENE or any of its affiliates are and shall be and remain OXiGENE's property and shall be delivered to OXiGENE promptly upon the termination of Executive's employment with OXiGENE or at any other time on request and such information shall be held confidential by Executive after the termination of his employment with OXiGENE.

     10.3 The provisions contained in this Section 10 as to the time periods, scope of activities, persons or entities affected, and territories restricted shall be deemed divisible so that, if any provision contained in this Section 10 is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

     10.4 Executive agrees that the provisions of this Section 10 are reasonable and necessary for the protection of OXiGENE and that they may not be adequately enforced by an action for damages and that, in the event of a breach thereof by Executive or any Executive-Controlled Person, OXiGENE shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of such provision or otherwise to enforce specifically such provisions against such violation, without the necessity of the posting of any bond by OXiGENE. Executive further covenants and agrees that if he shall violate any of his covenants under this Section 10, OXiGENE shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Executive directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation. Such a remedy shall, however, be cumulative and not exclusive and shall be in addition to any injunctive relief or other legal or equitable remedy to which OXiGENE is or may be entitled.

     11. Taxes. Any amounts payable to the Executive hereunder shall be paid to Executive withholding only all applicable taxes required to be withheld by OXiGENE pursuant to federal state and local law. The Executive shall be solely responsible for all taxes imposed to the Executive by reason of his receipt of any amounts of compensation or benefits payable hereunder.

     12. Indemnification. OXiGENE shall indemnify the Executive for all claims, losses, expenses, costs, obligations, and liabilities of every nature whatsoever incurred by the Executive as a result of the Executive's acts or omissions as an employee of OXiGENE, but excluding from such indemnification any claims, losses, expenses, costs, obligations, or liabilities incurred by the Executive as a result of the Executive's bad faith, willful misconduct or gross negligence.

     13. Severability. The Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and
(ii) the restrictive covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the restrictive covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     14. Scope. If any court determines that any of the covenants contained in this Agreement, including, without limitation, any of the restrictive covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     15. Enforceability; Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the restrictive covenants upon the courts of any jurisdiction within the geographical scope of the restrictive covenants. If the courts of any one or more of such jurisdictions held the restrictive covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in arty way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such restrictive covenants, as to breaches of such restrictive covenants in such other respective jurisdictions, such restrictive covenants as they relate to each jurisdictions being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata.

     16. Notices. All notices or other documents to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent postage prepaid by registered or certified mail, return receipt requested.
Notices shall be sent to the following addresses until a notice of change of address by like notice has been duly provided: If to the Executive: Joel-Tomas Citron, 660 Madison Avenue, 22nd Floor, New York, NY 10021. If to the Company:
OXiGENE Inc., 321 Arsenal Street, Watertown, MA 02472 Attention: Frederick W. Driscoll.

     17. Amendments. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto. 18. Location. The Executive will be located in or around New York City, New York, and the Company will provide the Executive with suitable office space and staff.

     19. Waiver. Waiver by any party hereto of any breach or default by arty other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

     20. Governing Law. This Agreement shall be governed by the laws of the State of New York, Manhattan County, without reference to the principles of conflict of laws. Each of the parties hereto consents to the jurisdiction of the federal and state courts of the State of New York in connection with any claim or controversy arising out of or connected with this Agreement, and said courts shall be the exclusive forum for the resolution of any such claim or controversy.

     21. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party; provided, however, that any payments and benefits owed to Executive under this Agreement shall inure to the benefit of his heirs and personal representatives.

     22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

     23. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

     24.  Headings.   Headings  to  sections  in  this  Agreement  are  for  the convenience of the parties only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     25. No Construction Against Drafting Party. This Agreement shall not be construed for or against either party on the basis that a party drafted the Agreement, or any provisions thereof.

     26. Equitable Principles. The Executive represents and warrants that this Agreement is executed and delivered after OXiGENE recommended and provided an opportunity to the Executive to seek advice of legal counsel.

     27. All Other Agreements Superseded. This Agreement contains the entire agreement between Executive and OXiGENE with respect to all matters relating to Executive's employment with OXiGENE and, as of the date hereof, will supersede and replace any other agreements, written or oral, between the parties relating to the terms or conditions of Executive's employment with OXiGENE, provided, however, that nothing in this Agreement shall amend or affect any options previously granted to Executive pursuant to the Stock Plan.

IN WITNESS WHEREOF, OXiGENE and Executive have caused this Agreement to be executed as of the date first above written.


                                        /s/ Joel-Tomas Citron
                                        ---------------------
                                            Joel-Tomas Citron


                                            OXiGENE, Inc.


                                   By:  /s/ Frederick W. Driscoll
                                       --------------------------
                                      Name: Frederick W. Driscoll
                                     Title: President and CEO